EXHIBIT 21


Hardwick Bank & Trust Company
One Hardwick Square
Dalton, GA 30720

100% Owned

First National Bank of Northwest Georgia
215 North Wall Street
Calhoun, GA  30701

100% Owned

Pentz Street Corporation
One Hardwick Square
Dalton, GA  30720

100% Owned